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                                                                  Exhibit 5.1


                                 January 11, 2002
Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002


                   Dynegy Inc. Registration Statement on Form S-8
                   ----------------------------------------------


Ladies and Gentlemen:

         We have acted as special Illinois counsel to Dynegy Inc., an Illinois corporation (the "Company"), with respect to rendering this opinion under the laws of the State of Illinois relating to (i) the issuance of up to an aggregate of 900,000 shares of Class A common stock, no par value per share, of the Company (the "Shares") as follows: (a) the issuance of up to 500,000 shares of Class A common stock, no par value per share, of the Company in connection with the Dynegy Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2002 ("401(k) Plan"), (b) the issuance of up to 200,000 shares of Class A common stock, no par value per share, of the Company in connection with the Illinois Power Company Incentive Savings Plan, as amended and restated effective January 1, 2002 ("Savings Plan"), and (c) the issuance of up to 200,000 shares of Class A common stock, no par value per share, of the Company in connection with the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, as amended and restated effective January 1, 2002 ("Represented Savings Plan," and together with the 401(k) Plan and the Savings Plan, the "Plans"), and (ii) the registration of an indeterminate aggregate principal amount of unsecured obligations of the Company under the Plans to offer or sell interests in the Plans in the future in accordance with the terms of the Plans (the "Obligations"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). We have not otherwise acted as counsel in connection with the Registration Statement.

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents: a) Amended and Restated Articles of Incorporation and Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of the Company, b) the bylaws of the Company, as amended, c) pertinent draft resolutions of the Board of Directors of the Company (the "Resolutions") attached to the certificate referenced in
e) below, d) a certificate of the Secretary of State of the State of Illinois, e) certificates or letters of the Company and others, including a certification that the Company has reserved such number of authorized and unissued shares of Class A common stock for issuance pursuant to the Registration Statement sufficient to issue the Shares, and f) the Plans. As to all questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

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Dynegy Inc.
January 11, 2002
Page 2


         In connection with our review, the Company has advised us (and we have assumed without investigation for purposes of this opinion), that each of the Plans was previously appropriately established and amended and has received a prior favorable determination letter issued by the Internal Revenue Service to the effect that each Plan has met the applicable requirements of Section 401 of the Internal Revenue Code. The Company has further advised us that it is intended that the Plans shall be timely submitted to the Internal Revenue Service for updated favorable determination letters.

         In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct;
(ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity
(other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have been filed (or is being filed concurrently herewith) and will be effective (or will become effective) under the Securities Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, the Registration Statement and the Plans; (viii) the Obligations will be issued and sold in compliance with applicable federal and state securities laws, the Registration Statement and the Plans; (ix) the number of Shares issued under the Registration Statement shall be less than the number of authorized shares of Class A common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance; and (x) the Company shall either (a) reserve and sell upon payment therefor such number of authorized, unissued and otherwise unreserved shares of Company stock as is required to be issued pursuant to any party's preemptive rights to acquire securities of the Company or (b) obtain a waiver by any such party of such preemptive rights.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Illinois;

         2. When the Resolutions have been adopted by the Company's Board of Directors and the Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Plans and such approved Resolutions and any consideration therefor provided in the Plans has been received, the Shares will, upon such issuance, constitute validly issued, fully paid, and non-assessable shares of Class A common stock, no par value, of the Company; and

         3. When the Resolutions have been adopted by the Company's Board of Directors and the Obligations have been duly issued in accordance with the provisions of the Plans and such

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Dynegy Inc.
January 11, 2002
Page 3


approved Resolutions and any consideration therefor provided in the Plans has been received, the Obligations will, upon such issuance, constitute validly issued, fully paid and non-assessable Obligations of the Plans in accordance with their terms.

         The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

         i. We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term "Included Laws" means the Laws of the State of Illinois that are, in our experience, normally applicable to the matters covered by our opinion, including the Illinois Business Corporation Act, any applicable provisions of the Constitution of the State of Illinois, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction, including, but not limited to, state securities or Blue Sky laws.

         ii. The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

         iii. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a "Person"), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933. Without our prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.


                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd LLC